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                U.S. SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.

                              FORM 8-K

                           CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                          October 10, 1997
            ------------------------------------------------
            Date of Report (date of earliest event reported)

                      IN-HOUSE REHAB CORPORATION
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          Exact Name of Registrant as Specified in its Charter

         Colorado                  0-22155               84-0987697
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State or Other Jurisdiction    Commission File     IRS Employer Identifi-
     of Incorporation               Number              cation Number

     325 West Main Street, Suite 1400B, Louisville, Kentucky 40202
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       Address of Principal Executive Offices, Including Zip Code

                             (502) 568-8923
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           Registrant's Telephone Number, Including Area Code
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ITEM 4.  CHANGES IN THE REGISTRANT'S CERTIFYING ACCOUNTANTS.

     On October 10, 1997, In-House Rehab Corporation (the "Company") engaged the firm of Strothman & Company PSC ("Strothman") as its independent accountants for its fiscal year ended May 31, 1997, and to reaudit its financial statements for the year ended May 31, 1996. Coopers & Lybrand L.L.P. ("C&L"), which had served as the Company's independent accountants, resigned on October 1, 1997. Information concerning the resignation of C&L has previously been reported in a Report on Form 8-K dated October 1, 1997.

     Neither the Company nor any person acting on its behalf consulted with Strothman with regard to the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

     Certain members of the Company's management contacted Strothman prior to their being engaged as the new auditors for the Company. The Company's management sought advice from Strothman to address the implications that the Company was facing given that C&L had advised the Company that it may want to consider dismissing them as the Company's auditors prior to the audit being completed.

     During the conversation between the Company's management and Strothman, Strothman inquired as to why C&L would make such a suggestion. The Company's management advised Strothman that it was management's opinion that it related to the receivable due from Retirement Care Associates, Inc. ("RCA"). RCA is a major customer and 27% shareholder of the Company.

     Strothman advised the Company to continue to work with C&L to gain resolution to the RCA receivable issue and to finalize the audit. The Company continued to work with C&L through August and September of 1997 until C&L's resignation on October 1, 1997.

     The Company has requested that Strothman review the disclosures contained herein and, if it desires to do so, provide the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company's expressions of its views, or the respects in which it does not agree with the statements made herein. However, Strothman has not provided the Company with such a letter.

                                    IN-HOUSE REHAB CORPORATION

Dated:  October 17, 1997            By/s/ Robert J. Babine
                                      Robert J. Babine,
                                      Chief Financial Officer